                                                                      EXHIBIT 14

                       CODE OF BUSINESS CONDUCT AND ETHICS
       (AS APPROVED BY THE BOARD OF DIRECTORS ON __________________, 2005)


THIS CODE APPLIES TO EVERY DIRECTOR, OFFICER (INCLUDING THE CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHIEF FINANCIAL OFFICER), AND EMPLOYEE OF AETHLON MEDICAL, INC., (THE "COMPANY").

To further the Company's fundamental principles of honesty, loyalty, fairness and forthrightness, the Board of Directors of the Company (the "BOARD:") has established and adopted this Code of Business Conduct and Ethics (this "CODE").

This Code strives to deter wrongdoing and promote the following six objectives:

o        honest and ethical conduct;

o        avoidance of conflicts of interest;

o        full, fair, accurate, timely and transparent disclosure;

o compliance with applicable government and self-regulatory organization laws, rules and regulations;

o        prompt internal reporting of Code violations; and

o        accountability for compliance with the Code.

Below, we discuss situations that require application of our fundamental principles and promotion of our objectives. If you believe there is a conflict between this Code and a specific procedure, please consult the Company's Board of Directors for guidance.

Each of our directors, officers and employees is expected to:

o understand the requirements of your position, including Company expectations and governmental rules and regulations that apply to your position;

o        comply with this Code and all applicable laws, rules and regulations;

o        report any violation of this Code of which you become aware; and

o        be accountable for complying with this Code.

TABLE OF CONTENTS
================================================================================

ETHICS ADMINISTRATOR...........................................................3
ACCOUNTING POLICIES............................................................3
AMENDMENTS AND MODIFICATIONS OF THIS CODE......................................3
ANTI-BOYCOTT AND U.S. SANCTIONS LAWS...........................................3
ANTITRUST AND FAIR COMPETITION LAWS............................................4
BRIBERY........................................................................5
COMPLIANCE WITH LAWS, RULES AND REGULATIONS....................................5
COMPUTER AND INFORMATION SYSTEMS...............................................5
CONFIDENTIAL INFORMATION BELONGING TO OTHERS...................................5
CONFIDENTIAL AND PROPRIETARY INFORMATION.......................................6
CONFLICTS OF INTEREST..........................................................7
CORPORATE OPPORTUNITIES AND USE AND PROTECTION OF COMPANY ASSETS...............8
DISCIPLINE FOR NONCOMPLIANCE WITH THIS CODE....................................8
DISCLOSURE POLICIES AND CONTROLS...............................................8
ENVIRONMENT, HEALTH AND SAFETY.................................................9
FILING OF GOVERNMENT REPORTS...................................................9
FOREIGN CORRUPT PRACTICES ACT..................................................9
INSIDER TRADING OR TIPPING....................................................10
INTELLECTUAL PROPERTY: PATENTS, COPYRIGHTS AND TRADEMARKS.....................11
INVESTOR RELATIONS AND PUBLIC AFFAIRS.........................................11
POLITICAL CONTRIBUTIONS.......................................................11
PROHIBITED SUBSTANCES.........................................................12
RECORD RETENTION..............................................................12
REPORTING VIOLATIONS OF THIS CODE.............................................12
WAIVERS.......................................................................13
CONCLUSION....................................................................13

ETHICS ADMINISTRATOR
================================================================================

All matters concerning this Code shall be heard by the Board of Directors.

ACCOUNTING POLICIES
================================================================================

The Company will make and keep books, records and accounts, which in reasonable detail accurately and fairly present the Company's transactions.

All directors, officers, employees and other persons are prohibited from directly or indirectly falsifying or causing to be false or misleading any financial or accounting book, record or account. You and others are expressly prohibited from directly or indirectly manipulating an audit, and from destroying or tampering with any record, document or tangible object with the intent to obstruct a pending or contemplated audit, review or federal investigation. The commission of, or participation in, one of these prohibited activities or other illegal conduct will subject you to federal penalties, as well as to punishment, up to and including termination of employment.

No director, officer or employee of the Company may directly or indirectly make or cause to be made a materially false or misleading statement, or omit to state, or cause another person to omit to state, any material fact necessary to make statements made not misleading, in connection with the audit of financial statements by independent accountants, the preparation of any required reports whether by independent or internal accountants, or any other work which involves or relates to the filing of a document with the Securities and Exchange Commission ("SEC").

AMENDMENTS AND MODIFICATIONS OF THIS CODE
================================================================================

There shall be no amendment or modification to this Code except upon approval by the Board of Directors.

In case of any amendment or modification of this Code that applies to an officer or director of the Company, the amendment or modification shall be posted on the Company's website within two days of the board vote or shall be otherwise disclosed as required by applicable law or the rules of any stock exchange or market on which the Company's securities are listed for trading. Notice posted on the website shall remain there for a period of twelve months and shall be retained in the Company's files as required by law.

ANTI-BOYCOTT AND U.S. SANCTIONS LAWS
================================================================================

The Company must comply with anti-boycott laws of the United States, which prohibit it from participating in, and require us to report to the authorities any request to participate in, a boycott of a country or businesses within a country. If you receive such a request, report it to your immediate superior, our CEO, or to the chairman of the Board of Directors. We will also not engage in business with any government, entity, organization or individual where doing so is prohibited by applicable laws.

ANTITRUST AND FAIR COMPETITION LAWS
================================================================================

The purpose of antitrust laws of the United States and most other countries is to provide a level playing field to economic competitors and to promote fair competition. No director, officer or employee, under any circumstances or in any context, may enter into any understanding or agreement, whether express or implied, formal or informal, written or oral, with an actual or potential competitor, which would illegally limit or restrict in any way either party's actions, including the offers of either party to any third party. This prohibition includes any action relating to prices, costs, profits, products, services, terms or conditions of sale, market share or customer or supplier classification or selection.

It is our policy to comply with all U.S. antitrust laws. This policy is not to be compromised or qualified by anyone acting for or on behalf of our Company. You must understand and comply with the antitrust laws as they may bear upon your activities and decisions. Anti-competitive behavior in violation of antitrust laws can result in criminal penalties, both for you and for the Company. Accordingly, any question regarding compliance with antitrust laws or your responsibilities under this policy should be directed to our CEO or the chairman of the Board of Directors, who may then direct you to our legal counsel. Any director, officer or employee found to have knowingly participated in violating the antitrust laws will be subject to disciplinary action, up to and including termination of employment.

Below are some scenarios that are prohibited and scenarios that could be prohibited for antitrust reasons. These scenarios are not an exhaustive list of all prohibited and possibly prohibited antitrust conduct.

    o Proposals or agreements or understanding, express or implied, formal or informal, written or oral, with any competitor regarding any aspect of competition between the Company and the competitor for sales to third parties;

    o Proposals or agreements or understandings with customers which restrict the price or other terms at which the customer may resell or lease any product to a third party; or

    o Proposals or agreements or understandings with suppliers which restrict the price or other terms at which the Company may resell or lease any product or service to a third party.

The following business arrangements could raise anti-competition or antitrust law issues. Before entering into them, you must consult with our CEO or the chairman of the Board of Directors, who may then direct you to our legal counsel:

    o Exclusive arrangements for the purchase or sale of products or services;

    o    Bundling of goods and services; or

    o Agreements to add an employee of the Company to another entity's board of Directors.

BRIBERY
================================================================================

You are strictly forbidden from offering, promising or giving money, gifts, loans, rewards, favors or anything of value to any governmental official, employee, agent or other intermediary (either inside or outside the United States) which is prohibited by law. Those paying a bribe may subject the Company and themselves to civil and criminal penalties. When dealing with government customers or officials, no improper payments will be tolerated. If you receive any offer of money or gifts that is intended to influence a business decision, it should be reported to your supervisor our CEO or the chairman of the Board of Directors immediately.

The Company prohibits improper payments in all of its activities, whether these activities are with governments or in the private sector.

COMPLIANCE WITH LAWS, RULES AND REGULATIONS
================================================================================

The Company's goal and intention is to comply with the laws, rules and regulations by which we are governed. In fact, we strive to comply not only with requirements of the law but also with recognized compliance practices. All illegal activities or illegal conduct are prohibited whether or not they are specifically set forth in this Code.

Where law does not govern a situation or where the law is unclear or conflicting, you should discuss the situation with your supervisor, our CEO or the chairman of the Board of Directors, who may then direct you to our legal counsel. Business should always be conducted in a fair and forthright manner. Directors, officers and employees are expected to act according to high ethical standards.

COMPUTER AND INFORMATION SYSTEMS
================================================================================

For business purposes, officers and employees are provided telephones and computer workstations and software, including network access to computing systems such as the Internet and e-mail, to improve personal productivity and to efficiently manage proprietary information in a secure and reliable manner. You must obtain the permission from your supervisor or our CEO to install any software on any Company computer or connect any personal laptop to the Company network. As with other equipment and assets of the Company, we are each responsible for the appropriate use of these assets. Except for limited personal use of the Company's telephones and computer/e-mail, such equipment may be used only for business purposes. Officers and employees should not expect a right to privacy of their e-mail or Internet use. All e-mails or Internet use on Company equipment is subject to monitoring by the Company.

CONFIDENTIAL INFORMATION BELONGING TO OTHERS
================================================================================

You must respect the confidentiality of information, including, but not limited to, trade secrets and other information given in confidence by others, just as we protect our own confidential information. This includes, but is not limited to partners, suppliers, contractors, competitors or customers. However, certain restrictions about the information of others may place an unfair burden on the Company's future business. For that reason, directors, officers and employees should coordinate with your supervisor or the CEO to ensure appropriate agreements are in place prior to receiving any confidential third-party information. In addition, any confidential information that you may possess from an outside source, such as a previous employer, must not, so long as such information remains confidential, be disclosed to or used by the Company. Unsolicited confidential information submitted to the Company should be refused, returned to the sender where possible and deleted, if received via the Internet.

CONFIDENTIAL AND PROPRIETARY INFORMATION
================================================================================

It is the Company's policy to ensure that all operations, activities and business affairs of the Company and our business associates are kept confidential to the greatest extent possible. Confidential information includes all non-public information that might be of use to competitors, or that might be harmful to the Company or its customers if disclosed. Confidential and proprietary information about the Company or its business associates belongs to the Company, must be treated with strictest confidence and is not to be disclosed or discussed with others.

Unless otherwise agreed to in writing, confidential and proprietary information includes any and all information from which the Company may derive an economic benefit, including, but not limited to, methods, inventions, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a similar nature disclosed to the directors, officers or employees of the Company or otherwise made known to the Company as a consequence of or through employment or association with the Company (including information originated by the director, officer or employee). This can include, but is not limited to, information regarding the Company's business, products, processes, and services. It also can include information relating to research, development, inventions, trade secrets, intellectual property of any type or description, data, business plans, marketing strategies, engineering, contract negotiations, contents of the Company intranet and business methods or practices.

The following are examples of information that is not considered confidential:

    o information that is in the public domain to the extent it is readily available;

    o information that becomes generally known to the public other than by disclosure by the Company or a director, officer or employee; or

    o information you receive from a party that is under no legal obligation of confidentiality with the Company with respect to such information.

We have exclusive property rights to all confidential and proprietary information regarding the Company or our business associates. The unauthorized disclosure of this information could destroy its value to the Company and give others an unfair advantage. You are responsible for safeguarding Company information and complying with established security controls and procedures. All documents, records, notebooks, notes, memoranda and similar repositories of information containing information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company or our operations and activities, including any copies thereof, unless otherwise agreed to in writing, belong to the Company and shall be held by you in trust solely for the benefit of the Company. Confidential or proprietary information must be delivered to the Company by you on the termination of your association with us or at any other time we request.

CONFLICTS OF INTEREST
================================================================================

Conflicts of interest can arise in virtually every area of our operations. A "conflict of interest" exists whenever an individual's private interests interfere or conflict in any way (or even appear to interfere or conflict) with the interests of the Company. We must strive to avoid conflicts of interest. We must each make decisions solely in the best interest of the Company. Any business, financial or other relationship with suppliers, customers or competitors that might impair or appear to impair the exercise of our judgment solely for the benefit of the Company is prohibited.

Here are some examples of conflicts of interest:

    o FAMILY MEMBERS--Actions of family members may create a conflict of interest. For example, gifts to family members by a supplier of the Company are considered gifts to you and must be reported. Doing business for the Company with organizations where your family members are employed or that are partially or fully owned by your family members or close friends may create a conflict or the appearance of a conflict of interest. For purposes of this Code "family members" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and adoptive relationships.

    o GIFTS, ENTERTAINMENT, LOANS, OR OTHER FAVORS--Directors, officers and employees shall not seek or accept personal gain, directly or indirectly, from anyone soliciting business from, or doing business with, the Company, or from any person or entity in competition with us. Examples of such personal gains are gifts, non-business-related trips, gratuities, favors, loans, and guarantees of loans, excessive entertainment or rewards. However, you may accept gifts of a nominal value. Other than common business courtesies, directors, officers, employees and independent contractors must not offer or provide anything to any person or organization for the purpose of influencing the person or organization in their business relationship with us.

         Directors, officers and employees are expected to deal with advisors or suppliers who best serve the needs of the Company as to price, quality and service in making decisions concerning the use or purchase of materials, equipment, property or services. Directors, officers and employees who use the Company's advisors, suppliers or contractors in a personal capacity are expected to pay market value for materials and services provided.

    o OUTSIDE EMPLOYMENT--Officers and employees may not participate in outside employment, self-employment, or serve as officers, directors, partners or consultants for outside organizations, if such activity:

         o    reduces work efficiency;

         o interferes with your ability to act conscientiously in our best interest; or

         o requires you to utilize our proprietary or confidential procedures, plans or techniques.

You must inform your supervisor or the CEO of any outside employment, including the employer's name and expected work hours.

You should report any actual or potential conflict of interest involving yourself or others of which you become aware to your supervisor or our CEO. Officers and directors should report any actual or potential conflict of interest involving yourself or others of which you become aware to the chairman of the Board of Directors.

CORPORATE OPPORTUNITIES AND USE AND PROTECTION OF COMPANY ASSETS
================================================================================

You are prohibited from:

    o taking for yourself, personally, opportunities that are discovered through the use of Company property, information or position;

    o    using Company property, information or position for personal gain; or

    o    competing with the Company.

You have a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

You are personally responsible and accountable for the proper expenditure of Company funds, including money spent for travel expenses or for customer entertainment. You are also responsible for the proper use of property over which you have control, including both Company property and funds and property that customers or others have entrusted to your custody. Company assets must be used only for proper purposes.

Company property should not be misused. Company property may not be sold, loaned or given away regardless of condition or value, without proper authorization. Each director, officer and employee should protect our assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company's profitability. Company assets should be used only for legitimate business purposes.

DISCIPLINE FOR NONCOMPLIANCE WITH THIS CODE
================================================================================

Disciplinary actions for violations of this Code can include oral or written reprimands, suspension or termination of employment or a potential civil lawsuit against you. The violation of laws, rules or regulations, which can subject the Company to fines and other penalties, may result in your criminal prosecution.

DISCLOSURE POLICIES AND CONTROLS
================================================================================

The continuing excellence of the Company's reputation depends upon our full and complete disclosure of important information about the Company that is used in the securities marketplace. Our financial and non-financial disclosures and filings with the SEC must be transparent, accurate and timely. We must all work together to insure that reliable, truthful and accurate information is disclosed to the public.

The Company must disclose to the SEC, current security holders and the investing public information that is required, and any additional information that may be necessary to ensure the required disclosures are not misleading or inaccurate. The Company requires you to participate in the disclosure process, which is overseen by our CEO and CFO. The disclosure process is designed to record, process, summarize and report material information as required by all applicable laws, rules and regulations. Participation in the disclosure process is a requirement of a public company, and full cooperation and participation by our CEO, CFO and, upon request, other employees in the disclosure process is a requirement of this Code.

Officers and employees must fully comply with their disclosure responsibilities in an accurate and timely manner or be subject to discipline of up to and including termination of employment.

ENVIRONMENT, HEALTH AND SAFETY
================================================================================

The Company is committed to managing and operating our assets in a manner that is protective of human health and safety and the environment. It is our policy to comply, in all material respects, with applicable health, safety and environmental laws and regulations. Each employee is also expected to comply with our policies, programs, standards and procedures.

FILING OF GOVERNMENT REPORTS
================================================================================

Any reports or information provided, on our behalf, to federal, state, local or foreign governments should be true, complete and accurate. Any omission, misstatement or lack of attention to detail could result in a violation of the reporting laws, rules and regulations.

FOREIGN CORRUPT PRACTICES ACT
================================================================================

The United States Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to foreign government officials or foreign political candidates in order to obtain, retain or direct business. Accordingly, corporate funds, property or anything of value may not be, directly or indirectly, offered or given by you or an agent acting on our behalf, to a foreign official, foreign political party or official thereof or any candidate for a foreign political office for the purpose of influencing any act or decision of such foreign person or inducing such person to use his influence or in order to assist in obtaining or retaining business for, or directing business to, any person.

You are also prohibited from offering or paying anything of value to any foreign person if it is known or there is a reason to know that all or part of such payment will be used for the above-described prohibited actions. This provision includes situations when intermediaries, such as affiliates, or agents, are used to channel payoffs to foreign officials.

INSIDER TRADING OR TIPPING
================================================================================

Directors, officers and employees who are aware of material, non-public information from or about the Company (an "INSIDER"), are not permitted, directly or through family members or other persons or entities, to:

    o buy or sell securities (or derivatives relating to such securities) of the Company, or

    o pass on, tip or disclose material, nonpublic information to others outside the Company including family and friends.

Such buying, selling or trading of securities may be punished by discipline, up to and including termination of employment; civil actions, resulting in penalties of up to three times the amount of profit gained or loss avoided by the inside trade or stock tip, or criminal actions, resulting in fines and jail time.

Examples of information that may be considered material, non-public information in some circumstances are:

    o undisclosed annual, quarterly or monthly financial results, a change in earnings or earnings projections, or unexpected or unusual gains or losses in major operations;

    o undisclosed negotiations and agreements regarding mergers, concessions, joint ventures, acquisitions, divestitures, business combinations or tender offers;

    o    undisclosed major management changes;

    o a substantial contract award or termination that has not been publicly disclosed;

    o    a major lawsuit or claim that has not been publicly disclosed;

    o the gain or loss of a significant customer or supplier that has not been publicly disclosed;

    o    an undisclosed filing of a bankruptcy petition by the Company;

    o    information that is considered confidential; and

    o    any other undisclosed information that could affect our stock price.

The same policy also applies to securities issued by another company if you have acquired material, nonpublic information relating to such company in the course of your employment or affiliation with the Company.

When material information has been publicly disclosed, each insider must continue to refrain from buying or selling the securities in question until the third business day after the information has been publicly released to allow the markets time to absorb the information.

INTELLECTUAL PROPERTY: PATENTS, COPYRIGHTS AND TRADEMARKS
================================================================================

Except as otherwise agreed to in writing between the Company and an officer or employee, all intellectual property you conceive or develop during the course of your employment shall be the sole property of the Company. The term intellectual property includes any invention, discovery, concept, idea, or writing whether protectable or not by any United States or foreign copyright, trademark, patent, or common law including, but not limited to, designs, materials, compositions of matter, machines, processes, improvements, data, computer software, writings, formula, techniques, know-how, methods, as well as improvements thereof or know-how related thereto concerning any past, present, or prospective activities of the Company. Officers and employees must promptly disclose in writing to the Company any intellectual property developed or conceived either solely or with others during the course of your employment and must render any and all aid and assistance, at our expense, to secure the appropriate patent, copyright, or trademark protection for such intellectual property.

Copyright laws may protect items posted on a website. Unless a website grants permission to download the Internet content you generally only have the legal right to view the content. If you do not have permission to download and distribute specific website content you should contact your supervisor or our CEO, who may refer you to our legal counsel.

If you are unclear as to the application of this Intellectual Property Policy or if questions arise, please consult with your supervisor or our CEO, who may refer you to our legal counsel.

INVESTOR RELATIONS AND PUBLIC AFFAIRS
================================================================================

It is very important that the information disseminated about the Company be both accurate and consistent. For this reason, all matters relating to the Company's internal and external communications are handled by our CEO (or, if retained for such purpose, a public relations consultant). Our CEO (or a public relations consultant retained by the Company) is solely responsible for public communications with stockholders, analysts and other interested members of the financial community. Our CEO (or a public relations consultant retained by the Company) is also solely responsible for our marketing and advertising activities and communication with employees, the media, local communities and government officials. Our CEO serves as the Company's spokesperson in both routine and crisis situations.

POLITICAL CONTRIBUTIONS
================================================================================

You must refrain from making any use of Company, personal or other funds or resources on behalf of the Company for political or other purposes which are improper or prohibited by the applicable federal, state, local or foreign laws, rules or regulations. Company contributions or expenditures in connection with election campaigns will be permitted only to the extent allowed by federal, state, local or foreign election laws, rules and regulations.

You are encouraged to participate actively in the political process. We believe that individual participation is a continuing responsibility of those who live in a free country.

PROHIBITED SUBSTANCES
================================================================================

The use of alcohol, illegal drugs or other prohibited items, including legal drugs which affect the ability to perform one's work duties, are prohibited while on Company premises. We also prohibit the possession or use of alcoholic beverages, firearms, weapons or explosives on our property, unless authorized by our CEO. You are also prohibited from reporting to work while under the influence of alcohol or illegal drugs. We reserve the right to perform pre-employment and random drug testing on employees, as permitted by law.

RECORD RETENTION
================================================================================

The alteration, destruction or falsification of corporate documents or records may constitute a criminal act. Destroying or altering documents with the intent to obstruct a pending or anticipated official government proceeding is a criminal act and could result in large fines and a prison sentence of up to 20 years. Document destruction or falsification in other contexts can result in a violation of the federal securities laws or the obstruction of justice laws.

REPORTING VIOLATIONS OF THIS CODE
================================================================================

You should be alert and sensitive to situations that could result in actions that might violate federal, state, or local laws or the standards of conduct set forth in this Code. If you believe your own conduct or that of a fellow employee may have violated any such laws or this Code, you have an obligation to report the matter.

Generally, you should raise such matters first with an immediate supervisor. However, if you are not comfortable bringing the matter up with your immediate supervisor, or do not believe the supervisor has dealt with the matter properly, then you should raise the matter with our CEO who may, if a law, rule or regulation is in question, then refer you to our legal counsel. The most important point is that possible violations should be reported and we support all means of reporting them.

Directors and officers should report any potential violations of this Code to the chairman of the Board of Directors or to our legal counsel.

We will not allow retaliation against an employee for reporting a possible violation of this Code in good faith. Retaliation for reporting a federal offense is illegal under federal law and prohibited under this Code. Retaliation for reporting any violation of a law, rule or regulation or a provision of this Code is prohibited. Retaliation will result in discipline, up to and including termination of employment, and may also result in criminal prosecution. However, if a reporting individual was involved in improper activity the individual may be appropriately disciplined even if he or she was the one who disclosed the matter to the Company. In these circumstances, we may consider the conduct of the reporting individual in reporting the information as a mitigating factor in any disciplinary decision.

WAIVERS
================================================================================

There shall be no waiver of any part of this Code for any director or officer except by a vote of the Board of Directors. In case a waiver of this Code is granted to a director or officer, the notice of such waiver shall be posted on our website within five days of the Board's vote or shall be otherwise disclosed as required by applicable law or the rules of any stock exchange or market on which the Company's securities are listed for trading. Notices posted on our website shall remain there for a period of 12 months and shall be retained in our files as required by law.

CONCLUSION
================================================================================

This Code is an attempt to point all of us at the Company in the right direction, but no document can achieve the level of principled compliance that we are seeking. In reality, each of us must strive every day to maintain our awareness of these issues and to comply with the Code's principles to the best of our abilities. Before we take an action, we must always ask ourselves:

    o    Does it feel right?

    o    Is this action ethical in every way?

    o    Is this action in compliance with the law?

    o    Could my action create an appearance of impropriety?

    o Am I trying to fool anyone, including myself, about the propriety of this action?

If an action would elicit the wrong answer to any of these questions, do not take it. We cannot expect perfection, but we do expect good faith. If you act in bad faith or fail to report illegal or unethical behavior, then you will be subject to disciplinary procedures. We hope that you agree that the best course of action is to be honest, forthright and loyal at all times.